LOWE'S COMPANIES, INC.


                      INDEX


PART I   Financial Information:
                                                                Page No.
    Consolidated Condensed Balance Sheets July 31, 1994
    and January 31, 1994.                                             3

    Consolidated Condensed Statements of Current and
    Retained Earnings   three months and six months
    ended July 31, 1994 and 1993.                                     4

    Consolidated Condensed Statements of Cash Flows
    three months and six months ended July 31, 1994 and 1993.         5

    Notes to Consolidated Condensed Financial Statements.         6 - 7

    Management's Discussion and Analysis of Results
    of Operations and Financial Condition.                       8 - 10

    Independent Accountants' Report.                                 11



PART II   Other Information

Item 6 (a) - Exhibits.

    Exhibit Computation of per share earnings                        12

    Exhibit Financial Data Schedule                                  13

Item 6 (b) - Reports on Form 8-K.                                    14